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                          [AKABAS & COHEN LETTERHEAD]

                                November 7, 1996

Gilman & Ciocia, Inc.
475 Northern Boulevard
Great Neck, NY 11021

                          Re:  Gilman & Ciocia, Inc.
                               Registration Statement on Form SB-2
                               File No. 33-80627

Ladies and Gentlemen:

         We have acted as counsel to Gilman & Ciocia, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form SB-2 (the "Registration Statement"), as amended, relating to an offering (the "Offering") of 507,926 shares of Common Stock, par value $.01 per share (the "Common Stock") by the Registrant, 27,452 shares of Common Stock by employees of the Company, 1,366,778 shares of Common Stock by selling securityholders who can acquire such shares upon exercise of options and warrants and 50,783 redeemable Common Stock purchase warrants for the purchase of Common Stock at an exercise price of $4.67 per share by a selling securityholder.

         In connection with the proposed Offering, we have examined the Certificate of Incorporation, as amended, and the By-laws of the Registrant, the form of certificates representing shares of Common Stock and Redeemable Public Warrants, resolutions of the Board of Directors of the Registrant, and the Registration Statement and the Exhibits filed therewith. We have also made such inquiries and examined originals, certified copies or copies of such other instruments as we have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to the original documents of all copies submitted.

         Based upon the foregoing inquiries and examinations, we are of the opinion that:

         1. The Registrant is a duly organized and validly existing corporation under the laws of the State of Delaware.





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[AKABAS & COHEN LETTERHEAD CONTINUED]

November 7, 1996
Gilman & Ciocia, Inc.
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         2.  The Securities covered by the Registration Statement are duly authorized and when issued pursuant to the terms of the Registration Statement will be validly issued, fully paid and non-assessable securities of the Registrant.

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement and any amendment thereto, and to the filing of this opinion as Exhibit 5 thereto.


                                        Very truly yours,


                                        /s/ AKABAS & COHEN
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